As filed with the Securities and Exchange Commission on February 1, 2006
Registration Nos. 333-131237, 333-131237-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Wachovia Corporation
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0898180 (I.R.S. Employer Identification Number)
Wachovia Capital Trust III
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-6807767 (I.R.S. Employer Identification Number)

Ross E. Jeffries, Jr., Esq.
Senior Vice President and Deputy General
Counsel
One Wachovia Center	Wachovia Corporation
Charlotte, North Carolina 28288-0013	One Wachovia Center
(704) 374-6565	Charlotte, North Carolina 28288-0630
(704) 374-6611
(Address, including zip code, and telephone number,	(Name, Address, Including Zip Code, and Telephone Number,
including area code, of registrant’s principal executive offices)	Including Area Code, of Agent for Service)
With a copy to:

Louis J. Bevilacqua, Esq.	Mark J. Welshimer, Esq.
Cadwalader, Wickersham & Taft LLP	Sullivan & Cromwell LLP
One World Financial Center	125 Broad Street
New York, New York 10281	New York, New York 10004-2498
(212) 504-6057	(212) 558-3669
     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee(1)
Fixed-to-Floating Rate Normal Wachovia Income Trust Securities (“WITS”) (2)	2,500,000	$1,000	$2,500,000,000	$267,500(5)
Junior Subordinated Notes (2)(4)(5)(6)	2,501,000	$1,000	$2,501,000,000	$267,714(5)(6)
Stripped WITS (2)	(3)	(3)(4)	(3)(4)	(3)
Capital WITS (2)	(3)	(3)(4)	(3)(4)	(3)
Stock Purchase Contracts (2)	25,010	(4)	(4)	(4)
Perpetual Preferred Stock (2)	25,010	(4)	(4)	(4)
Guarantee of payment on the WITS (2)(7)
Total:				$535,214

(1)	Calculated and paid pursuant to Rules 456(b) and 457(r) under the Securities Act.

(2)	The Normal WITS, the Stripped WITS and Capital WITS (in the case of the Stripped WITS and Capital WITS, if any) are beneficial interests in, and will be issued by, Wachovia Capital Trust III (the “Trust”). The Junior Subordinated Notes, Stock Purchase Contracts, Perpetual Preferred Stock and Guarantees will be issued by Wachovia Corporation (the “Company”).

(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(4)	No separate consideration will be received by either Registrant upon the issuance, if any, of the Stripped WITS or Capital WITS, for the issuance of the Stock Purchase Contracts or upon the purchase by the Trust of the Perpetual Preferred Stock of the Company pursuant to the terms of the Stock Purchase Contracts.

(5)	The Junior Subordinated Notes will be purchased by the Trust with the proceeds of the sale of the Normal WITS. Junior Subordinated Notes in the amount of $2,500,000,000 will be purchased by the Trust with the proceeds of the sale of the Normal WITS. Junior Subordinated Notes in the amount of $1,000,000 will be purchased by the Trust with the proceeds of the sale of its common securities to the Company.

(6)	The registration fee being paid in connection with the Junior Subordinated Notes includes $267,607 representing the registration fee to be due in connection with the proceeds to be received upon the remarketing of the Junior Subordinated Notes, as described in the prospectus.

(7)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

Explanatory Note
This Post-Effective Amendment No. 1 to the Registration Statement has been filed by the registrants solely for the purpose of updating the Calculation of Registration Fee table pursuant to Rule 456 under the Securities Act and to add the SEC Registration fee to Part II, Item 14 Other Expenses of Issuance and Distribution.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution

Estimated expenses:

Printing Fees	$30,000
Fees of Securities Registrar	10,000
Trustee’s Fees and Expenses	35,000
Accountant Fees and Expenses	10,000
Blue Sky Fees and Expenses	11,000
SEC Registration Fee	535,214
NASD Filing Fee	75,500
Rating Agency Fees	100,000
Legal Fees and Expenses	650,000
Miscellaneous	50,000

Total	$1,506,714

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Wachovia Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 1st day of February, 2006.

Wachovia Corporation
By:	/s/ Mark C. Treanor
	Name:	Mark C. Treanor
	Title:	Senior Executive Vice President, Secretary and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

* G. Kennedy Thompson	Chairman, President, Chief Executive Officer and Director

/s/ Thomas J. Wurtz Thomas J. Wurtz	Senior Executive Vice President, Chief Financial Officer and Treasurer

* David M. Julian	Executive Vice President and Corporate Controller (Principal Accounting Officer)

* John D. Baker, II	Director

* James S. Balloun	Director

* Robert J. Brown	Director

Peter C. Browning	Director

* John T. Casteen, III	Director

* William H. Goodwin, Jr.	Director

* Robert A. Ingram	Director

Signature	Title

* Donald M. James	Director

* Mackey J. McDonald	Director

* Joseph Neubauer	Director

* Lloyd U. Noland, III	Director

* Van L. Richey	Director

* Ruth G. Shaw	Director

* Lanty L. Smith	Director

* John C. Whitaker, Jr.	Director

* Dona Davis Young	Director

*By:	/s/ Mark C. Treanor
Mark C. Treanor
Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, Wachovia Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, as of the 1st day of February, 2006.

WACHOVIA CAPITAL TRUST III By: Wachovia Corporation, as Depositor
By:	/s/ Thomas J. Wurtz
	Name:	Thomas J. Wurtz
	Title:	Executive Vice President